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Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

        We consent to the incorporation by reference in the Registration Statement of Kratos Defense & Security Solutions, Inc. on Form S-3 (File No. 333-161340) of our report dated October 16, 2009 with respect to our audit of the consolidated financial statements and related consolidated financial statement schedule of Herley Industries, Inc. as of August 2, 2009 and for the fifty-two (52) weeks ended August 2, 2009 and the fifty-three (53) weeks ended August 3, 2008, which report appears in this Current Report on Form 8-K of Kratos Defense & Security Solutions, Inc. dated February 7, 2011. We also consent to the incorporation by reference of said report in the Registration Statements of Kratos Defense & Security Solutions, Inc. on the following Forms S-8: File No. 333-90455, File No. 333-54818, File No. 333-71702, File No. 333-91852, File No. 333-116903, File No. 333-124957, File No. 333-127060, File No. 333-155317, File No. 333-157826, File No. 333-171257 and File No. 333-167839. We also consent to the reference to our Firm under the heading "Experts" in the prospectus supplement which is a part of the Registration Statement on Form S-3 (File No. 333-161340).

        We were dismissed as auditors on February 17, 2010, effective immediately after the filing of Herley Industries, Inc.'s quarterly report on Form 10-Q for the quarter ended January 31, 2010, which was filed with the SEC on March 11, 2010 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such prospectus supplement for the periods after the filing of the Form 10-Q for the quarter ended January 31, 2010, which was filed with the SEC on March 11, 2010.

/s/ MARCUM LLP

Melville, New York
February 7, 2011

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  Exhibit 23.3